DERMA SCIENCES, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, hereby made and dated as of the 28th day of August, 2000 (the "Grant Date") between Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), and John E. Yetter, CPA (the "Optionee").

     WHEREAS, the Optionee has been retained as the Chief Financial Officer of the Company, and

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock of the Company ("Shares") as hereinafter provided,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of 60,000 Shares (the "Option") which Option is intended as a "nonqualified stock option." The Option is in all respects limited and conditioned as hereinafter provided.

     2. PURCHASE PRICE. The purchase price per share (the "Option Price") of the Shares covered by the Option (the "Option Shares") shall be $0.75.

     3. TERM. Unless earlier terminated pursuant to any provision hereof, the Option shall expire on August 28, 2010 (the "Expiration Date").

     4. EXERCISE OF OPTION. (a) The right of the Optionee to exercise the Option is subject to the condition that the Optionee be employed by the Company. The Option shall become exercisable in three (3) equal installments and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares:


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             DATE INSTALLMENT                                 NUMBER OF
           BECOMES EXERCISABLE                              OPTION SHARES

             August 28, 2000                                    20,000
             August 28, 2001                                    20,000
             August 28, 2002                                    20,000

     (b) If the Company undergoes a change in control (as hereafter defined), the Option shall become immediately exercisable. A "change in control" shall mean a change in ownership of the voting stock of the Company, in the aggregate, of greater than 50 percent as the result of merger, reorganization or sale.

     5. METHOD OF EXERCISING OPTION. (a) Subject to the terms and conditions of this Option Agreement, the Option may be exercised by giving written notice to the Company at its principal office specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of the Option granted hereunder shall be forfeited. Attached as Exhibit 1 is a form of written notice acceptable to the Company.

     (b) The purchase price shall be payable: (i) in cash or its equivalent, or
(ii) if the Shares are traded on a national securities exchange, through the transfer to the Company of Shares previously acquired by the Optionee; provided, however, any such Shares shall be valued at the average per share closing price thereof for the five trading days preceding the date of transfer.

     (c) Upon receipt of such notice and payment, the Company, as promptly as possible, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons exercising the Option (or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be

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


accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his legal disability, by his legal representative.

     7. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

     8. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Internal Revenue Code provisions concerning nonqualified stock options and its interpretation shall otherwise be governed by Pennsylvania law.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first hereinabove written.


                                      DERMA SCIENCES, INC.



                                      By:
                                         ---------------------------------------
                                           Edward J. Quilty
                                           President and Chief Executive Officer


                                      OPTIONEE



                                      ------------------------------------------
                                      John E. Yetter, CPA


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


                              DERMA SCIENCES, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

     I hereby exercise nonqualified stock options granted to me on ____________ by Derma Sciences, Inc. with respect to the following number of shares of Derma Sciences, Inc. Common Stock covered by said option:

     Number of Shares to be purchased   ________________

     Option price per Share             ________________

     Total option price                 ________________

     Enclosed is my check in the amount of $_________ (and/or ________ Shares)1. Please have the certificate or certificates representing the purchased Shares registered in the following name or names2 ____________________________________

and sent to _________________________________________________.


DATED: ______________, ____.

                                             OPTIONEE



                                             -------------------------


__________________________
1 The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Optionee's Stock Option Agreement.

2 Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his/her spouse.


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